RESCISSION AND SETTLEMENT AGREEMENT

     This Rescission and Settlement Agreement ("Agreement") is entered into and effective this 30th day of January, 2002 by and between Hundred Mile Plus Ltd., Inc., a Florida corporation ("HMP") and Wave Technology, Inc., a California corporation ("WAVE"). HMP and WAVE shall each be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, HMP and WAVE entered into a verbal agreement regarding WAVE granting HMP an exclusive right to use, improve, market and distribute a certain innovative gasoline saving technology called TM-81;

     WHEREAS, HMP only paid WAVE nominal compensation ($70,000) under the verbal agreement for the exclusive right to use, improve, market and distribute the TM-81 technology;

     WHEREAS, HMP's management has determined that it lacks the financial resources to use, improve, market and/or distribute the TM-81 technology, and due to market conditions, lack of financing and a deflated stock price, does not believe it will have this ability in the future;

WHEREAS, a dispute has arisen (the "Dispute") concerning compensation to WAVE for HMP's right to use, improve, market and distribute the TM-81 technology;

WHEREAS, based on the current dispute and HMP's belief that it will not have the financial capability in the future to use, improve, market and/or distribute the TM-81 technology in a successful manner HMP has requested WAVE to rescind the original verbal agreement;

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties wish to resolve the Dispute in full and therefore, covenant, promise and agree as follows:

                                    AGREEMENT

     1. The verbal agreement is rescinded in its entirety by mutual agreement of the Parties as of the date hereof. As a result of the rescission of the verbal agreement, any and all monies owed, or allegedly owed, to WAVE under the verbal agreement shall be deemed by WAVE to be paid in full. Notwithstanding the above, the $70,000 previously paid by HMP to WAVE will remain with WAVE as consideration for entering into this Agreement.

     2. As a result of the rescission of the verbal agreement, HMP will surrender all rights it has to the TM-81 technology or to its use, development, marketing or distribution, effective as of the date hereof.

     3. Effective on the date hereof, each Party ("Releasing Party"), and its respective agents, affiliates, divisions, predecessors, successors and assigns, releases the other Party, and its present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which it may now or hereafter have or claim to have against that Party, which arises from or is related to the TM-81 technology and the verbal agreement.

     4. Releasing Party acknowledges and agrees that this Agreement applies to all claims that Releasing Party may have against the other Party arising out of, or pertaining to, the TM-81 technology and/or the verbal agreement, including, but not limited to, causes of action, injuries, damages, claims for costs or losses to Releasing Party's person and property, real or personal, whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, or patent or latent. Releasing Party agrees not to file any complaints, causes of action, or grievances with any governmental, state or county entity against the other Party arising out of, or pertaining to the TM-81 technology and/or the verbal agreement.

     5. Section 1542 Release. It is understood and agreed by all Parties hereto that all rights under Section 1542 of the Civil Code of California, which provides as follows:

AA general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor,@

are hereby expressly waived. Both Parties acknowledge, agree and understand the consequences of a waiver of Section 1542 of the California Civil Code and assume full responsibility for any and all injuries, damages, losses or liabilities that may hereinafter arise out of or be related to matters released hereunder. Both Parties understand and acknowledge that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if a Party should eventually suffer additional damages arising out of the subject matter hereof, it will not be permitted to make any claim for those damages. Furthermore, both Parties acknowledge that they intend these consequences even as to claims for damages that may exist as of the date of this Agreement but which they do not know exists, and which, if known, would materially affect that Party's decision to execute this Agreement, regardless of whether that Party's lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

     6. Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, the terms of this Agreement and all other documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the TM-81 technology or the verbal agreement (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or
(iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     7. Each Party ("Indemnitor") agrees to assume sole responsibility for, and to defend (including attorney's fees and courts costs), indemnify, and hold harmless the other Party from any and all claims for damages, demands, actions, and regulatory proceedings asserted against the other Party, resulting from negligence or willful actions of the Indemnitor involving copyright infringement, violations of personal rights or privacy, misappropriation of ideas or rights, that arise from, or as a result of, any work done by Indemnitor relating to the TM-81 technology or under the verbal agreement.

     8. Each Party acknowledges and represents that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

     9. This Agreement pertains to a disputed claim and does not constitute an admission of liability by any Party for any purpose, except as otherwise provided herein.

     10. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

     11. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by both Parties.

     12. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

     13. All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

          (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

     14. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in Riverside County, California.

     15. The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

     16. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

     17. This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     18. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.


"HMP"                                   "WAVE"

Hundred Mile Plus Ltd., Inc.,       Wave  Technology  Inc.,
a Florida corporation                 a California corporation

/s/ Joshua Rubinowitz                 /s/  Thomas Meeks
By: Joshua Rubinowitz                 By:  Thomas  Meeks
Its: Chairman of the Board           Its: President